UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2005

                         Real Mex Restaurants, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	333-116310	13-4012902
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4001 Via Oro Avenue, Suite 200, Long Beach CA		90810
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (310) 513-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 - COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Real Mex Restaurants, Inc. ("Real Mex" or the "Company") is filing this Form 8-K/A to file certain financial statements and pro forma financial information relating to the acquisition by Chevys Restaurants, LLC, a wholly-owned subsidiary of Real Mex, of substantially all of the assets and certain liabilities of Chevys, Inc., a wholly owned subsidiary of Chevys Holdings, Inc. and Subsidiaries (the "Chevys Acquisition").

The closing of the Chevys Acquisition occurred on January 11, 2005 (the "Closing Date"). Real Mex filed a Form 8-K reporting the Chevys Acquisition on January 18, 2005. As stated in such Form 8-K, Real Mex undertook to file within the period required by the Securities Exchange Act of 1934, as amended, the financial statements of and the pro forma financial information related to the business acquired in the Chevys Acquisition. Except as stated herein, Real Mex is filing such financial statements and pro forma financial information with this Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

(1)    Chevys Holdings, Inc. and Subsidiaries audited consolidated balance sheet as at December 28, 2004 and audited consolidated statements of operations, cash flow and shareholders' deficit for the year ended December 28, 2004 and notes thereto and Independent Auditor's Report attached as Exhibit 99.1 hereto.

(2)    Chevys Holdings, Inc. and Subsidiaries consolidated balance sheet as at December 30, 2003 and consolidated statement of operations, consolidated statement of shareholders' deficit and consolidated statement of cash flows for the year ended December 30, 2003 and notes thereto attached as Exhibit 99.2 hereto.

The Company was unable to obtain audited financial statements for Chevys Holdings, Inc. and Subsidiaries for fiscal year ended December 30, 2003 from KPMG LLP, Chevys Holdings, Inc.'s prior auditors. The Company will file such audited financial statements in an amendment to this Form 8-K when such financial statements become available.

(3)    Chevys Holdings, Inc. and Subsidiaries audited consolidated balance sheet as at December 31, 2002 and audited consolidated statements of operations, cash flow and shareholders' deficit and audited consolidated statement of cash flows for the year ended December 31, 2002 and notes thereto and Independent Auditor's Report attached as Exhibit 99.3 hereto.

(b) Pro Forma Financial Information.

The following unaudited pro forma combined financial statements and related notes have been prepared to illustrate the effect of the Chevys Acquisition on Real Mex's financial statements. The unaudited pro forma combined balance sheet and the unaudited pro forma combined statement of operations as of December 26, 2004 assumes that the Chevys Acquisition was completed as of December 29, 2003. The pro forma information is based upon the historical consolidated financial statements of Real Mex and Chevys Holdings, Inc. and Subsidiaries, giving effect to the Chevys Acquisition under the purchase method of accounting and the assumptions, estimates and adjustments described in the notes to the unaudited pro forma combined financial statements. The assumptions, estimates and adjustments are preliminary and have been made solely for the purposes of developing such pro forma information.

The unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidatedfinancial position or consolidated results of operations of Real Mex that would have been reported had the Chevys Acquisition occurred on the date indicated, nor do they represent a forecast of the consolidated financial position of Real Mex at any future date or the consolidated results of operations of Real Mex for any future period. Furthermore, no effect has been given in the unaudited pro forma combined statements of operations for operating benefits that may be realized through the combination of the entities. Amounts allocated to the assets purchased and liabilities assumed by Real Mex in connection with the Chevys Acquisition are based on their estimated fair market values as of the Closing Date. The purchase price allocation for the Chevys Acquisition has not been finalized, pending completion of valuations of real and personal property and intangibles. The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements, including the notes thereto, and management's discussion and analysis of financial condition and results of operations of Real Mex included in Real Mex's Annual Report on Form 10-K for the fiscal year ended December 26, 2004, filed with the Securities and Exchange Commission, and the historical financial statements, including the notes thereto, of Chevys Holdings, Inc., included herein as Exhibits 99.1, 99.2 and 99.3. In addition, consideration should be given to those risk factors discussed in Real Mex's Annual Report on Form 10-K which could affect Real Mex's results and over which Real Mex has no control.

Real Mex Restaurants, Inc.
Unaudited Pro Forma Combined Balance Sheet
As of December 26, 2004
(in thousands, except for share data)
	Real Mex	Chevys	Pro Forma Adjustments
	Restaurants,	Holdings,			Pro Forma
	Inc.	Inc.			Combined

Assets
Current assets:
Cash and cash equivalents	$ 10,690	$ 4,548	$ (2,724)	(1)	$ 12,514
Trade receivables, net	4,312	1,929	-		6,241
Other receivables	157	-	-		157
Inventories	6,616	1,348	-		7,964
Deferred tax asset	1,371	-	-		1,371
Prepaid expenses and supplies	3,754	3,115	-		6,869
Total current assets	26,900	10,940	(2,724)		35,116

Property and equipment, net	35,848	63,114	(15,417)	(2)	83,545
Goodwill, net	105,387	8,286	37,649	(3)	151,322
Deferred charges	5,003	-	2,750	(4)	7,753
Deferred tax asset	7,769	-	-		7,769
Other assets	6,044	6,413	(4,627)	(5)	7,830
Total assets	$ 186,951	$ 88,753	$ 17,631		$ 293,335

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$ 42,505	$ 18,628	$ 2,300	(12)	$ 63,433
Current portion of long-term debt	63	12,344	(12,298)	(6)	109
Current portion of capital lease obligations	242	-	-		242
Total current liabilities	42,810	30,972	(9,998)		63,784

Long-term debt, less current portion	105,000	-	75,771	(7)	180,771
Capital lease obligations, less current portion	1,198	-	-		1,198
Liabilities subject to compromise	-	72,311	(72,311)	(8)	-
Other liabilities	8,094	10,126	(7,836)	(9)	10,384
Total liabilities	157,102	113,409	14,374		256,137

Commitments and contingencies

Stockholders' equity:
Redeemable Preferred Stock:

Real Mex	Chevys	Pro Forma Adjustments
Restaurants,	Holdings,		Pro Forma
Inc.	Inc.		Combined

Series A, 12 1/2% Cumulative Compounding Preferred Stock -	29,644	-	2,064	(10)	31,708
15,881 shares issued and outstanding at
December 26, 2004;
liquidation preference of $29,644 at
December 26, 2004
Series B, 13.5% Cumulative Compounding Preferred Stock -	20,970	-	1,393	(10)	22,363
10,722 shares issued and outstanding at
December 26, 2004;
liquidation preference of $20,970 at
December 26, 2004
Series C, 15% Cumulative Compounding Preferred Stock -	46,544	-	3,892	(10)	50,436
14,975 shares issued and outstanding at
December 26, 2004;
liquidation preference of $46,544 at
December 26, 2004
Common Stock, $.001 par value, 2,000,000 shares authorized,	1	13	(13)	(11)	1
274,523 shares issued and outstanding at
December 26, 2004
Warrants	4,027	-			4,027
Additional paid-in capital	16,202	48,687	(48,687)	(11)	16,202
Accumulated deficit	(87,539)	(73,356)	73,356	(11)	(87,539)
Total stockholders' equity (deficit)	29,849	(24,656)	32,005		37,198
Total liabilities and stockholders' equity (deficit)	$ 186,951	$ 88,753	$ 17,631		$ 293,335

See accompanying notes to unaudited pro forma combined financial statements.

Real Mex Restaurants, Inc.
Unaudited Pro Forma Combined Statements of Operations
For The Annual Period Ended December 26, 2004
(in thousands)
Real Mex	Chevys	Adjustments
Restaurants,	Holdings,	to Conform to	Pro Forma	Pro Forma
Inc.	Inc.	Real Mex (13)	Adjustments	Combined
Revenues:
Restaurant revenues	$ 314,157	$ 209,527	-	$ (6,138)	(14)	$ 517,546
Franchise income	-	3,426	-	-		3,426
Other revenues	10,787	-	-	-		10,787

Total revenues	324,944	212,953	-	(6,138)		531,759

Costs and expenses:
Cost of sales	80,839	52,070	-	(1,598)	(14)	131,311
Labor	118,888	-	74,985	(2,879)	(14)	190,995
Direct operating and occupancy expense	76,760	142,067	(83,946)	(1,966)	(14)	132,916
General and administrative expense	17,725	12,224	974	-		30,923
Depreciation	11,837	-	7,986	(1,474)	(15)	18,349
Pre-opening costs	295	-	-	-		295
Loss on impairment of property and equipment	167	3,989	-	-		4,156

Operating income	18,433	2,603	-	1,779		22,815

Other income (expense):
Casualty gain	997	-	-	-		997
Interest expense	(12,528)	(6,908)	-	(3,176)	(16)	(22,612)
Debt termination costs	(4,677)	-	-	-		(4,677)
Gain on debt forgiveness	-	76,757	-	(76,757)	(17)	-
Reorganization costs, net	-	(13,296)	-	13,296	(17)	-
Other income, net	2,321	-	-	-		2,321

Total other income (expense), net	(13,887)	56,553		(66,637)		(23,971)

Real Mex	Chevys	Adjustments
Restaurants,	Holdings,	to Conform to	Pro Forma	Pro Forma
Inc.	Inc.	Real Mex (13)	Adjustments	Combined
Income (loss) before income tax provision	4,546	59,156		(64,858)		(1,156)

Income tax benefit	(9,070)	(37)	-	-		(9,107)

Net income (loss)	13,616	59,193		(64,858)		7,951

Redeemable preferred stock accretion	(11,862)	-		(1,066)	(18)	(12,928)

Net income (loss) attributable to common stockholders	1,754	59,193		(65,924)		(4,977)

Real Mex Restaurants, Inc.

Notes To Unaudited Pro Forma Combined Financial Statements

The unaudited pro forma combined financial statements give effect to the following adjustments (dollars in thousands):

1.	To record payments made by the Company for acquisition costs, net of the cash balances received from Chevys Holdings, Inc. and Subsidiaries (collectively, "Sellers").
2.

To record the estimated fair market value of real and personal property based upon preliminary third-party valuations and management's estimates, and to eliminate the historical cost of assets not acquired.

3.	To eliminate the goodwill of Sellers and record the estimated fair value of intangible assets based on management's preliminary estimates.
4.	To record estimated deferred debt costs associated with the issuance of $75,000 of senior unsecured term loan indebtedness in connection with the Chevys Acquisition.
5.

To record the fair market value of liquor licenses and deposits acquired based upon management's preliminary estimates, reclassify acquisition costs of $2,024 paid by the Company before December 26, 2004 and eliminate the historical cost of other assets of Sellers not acquired.

6.	To eliminate certain indebtedness of Sellers that was not assumed.
7.	To record $75,000 of senior unsecured term loan indebtedness borrowed in connection with the Chevys Acquisition and $771 for the long-term portion of an assumed mortgage.
8.	To eliminate the liabilities subject to compromise in Sellers' Chapter 11 bankruptcy proceedings and not assumed in the Chevys Acquisition.
9.	To eliminate long-term liabilities not assumed in the Chevys Acquisition.
10.

To record the liquidation preference value of preferred stock issued by the Company to J.W. Childs Equity Partners L.P. and its affiliate, JWC Chevys Co-Invest, LLC (collectively "J.W. Childs") in their capacity as unsecured creditors of Sellers as part of the consideration for the Chevys Acquisition.

11.	To eliminate the historical cost of the common stock, additional paid-in capital and accumulated deficit of the Sellers.
12.	To record severance costs payable to employees of the Sellers not hired by the Company.

13.

To reclassify Chevys Holdings, Inc. direct operating and occupancy expenses to be consistent with the Company's historical presentation. Sellers' historical financial statements do not report labor and depreciation separately in the statement of operations.

14.	To reflect the adjustment for the effect of six restaurants closed during 2004 and which were not acquired as part of the Chevys Acquisition.
15.	To reflect the pro forma effect on depreciation based on the estimated fair market value and estimated useful lives of acquired real and personal property.
16.

To reflect the pro forma effect on interest expense of the financing obtained for the Chevys Acquisition. The following interest rates were used for purposes of determining the effect on interest expense: (i) a rate of 12.27% was utilized for the $75,000 senior unsecured term loan indebtedness and (ii) a rate of 9.28% was utilized for the $812 mortgage assumed in connection with the Chevys Acquisition. Additionally, this adjustment includes $700 for the amortization of debt fees associated with the new senior unsecured term loan indebtedness.

17.	To reflect the adjustment for Sellers' recognized gain on debt forgiveness and net reorganization costs associated with Sellers' bankruptcy proceedings.
18.	To reflect the accretion on the preferred stock issued to J.W. Childs as part of the consideration for the Chevys Acquisition.

(c) Exhibits

The following exhibits are filed with this Report:

99.1 - Audited financial statements for Chevys Holdings, Inc. and Subsidiaries for fiscal year ended December 28, 2004

99.2 - Financial statements for Chevys Holdings, Inc. and Subsidiaries for fiscal year ended December 30, 2003

99.3 - Audited financial statements for Chevys Holdings, Inc. and Subsidiaries for fiscal year ended December 31, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL MEX RESTAURANTS, INC.

Dated: March 30, 2005	By:	/s/ Steven Tanner
Steven Tanner
Chief Financial Officer